News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Doubles San Diego Sales Force

Forecasts Record Revenues for New Operations in Southern California

TAMPA, FL – February 15, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, today provided an operational update on Complete Welding of San Diego, the industrial gas and welding supply distributor MagneGas acquired in January of this year. Since closing the acquisition, the MagneGas executive team has completed its initial restructuring of the San Diego operations and has doubled the sales team to take full advantage of growth opportunities in the local market. The MagneGas team has also launched a comprehensive integration and product training program to better equip the expanded sales force on the full benefits of MagneGas2®, the only known renewable cutting fuel on the market.

“We were very fortunate to acquire a deep team of highly skilled industry experts in our recent Sand Diego acquisition,” commented Ermanno Santilli, CEO of MagneGas. “As we completed our initial restructuring, we found that several members of the support team had excellent sales and customer service skill sets and could be repositioned to a revenue generating role within the organization. As a result, we expect this business to generate record revenue in 2018.”

“We are pleased with the initial findings from our integration process,” commented Scott Mahoney, CFO of MagneGas. “We have a great team in San Diego, and they are all eager to help maximize the opportunity. We have also found ways to quickly improve margins as we benefit from economies of scale and eliminate redundant or unnecessary expenses. As a result, we are expecting the San Diego operations alone will contribute over $750,000 in sales in 2018, which would represent a record year relative to Complete Welding’s historical business.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI and Complete Welding of San Diego. ESSI has 3 locations in Florida, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.